                            SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement[ ]Confidential, for Use of the
Commission Only (as permitted by
Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            First Virginia Banks, Inc.

------------------------------------------------------------------------------
                Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

---------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

---------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

---------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

---------------------------------------------------------------------

(5) Total fee paid:

---------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

-----------------
(2) Form, schedule or registration statement no.:

-------------------------
(3) Filing party:

-------------------------
(4) Date filed:

-------------------------

                           FIRST VIRGINIA BANKS, INC.

                            6400 ARLINGTON BOULEVARD
                        FALLS CHURCH, VIRGINIA 22042-2336

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                            TO BE HELD APRIL 30, 1999

       The Annual Meeting of Stockholders of First Virginia Banks, Inc. will be held at corporate headquarters at One First Virginia Plaza, 6400 Arlington Boulevard, Falls Church, Virginia, in the 5th Floor Auditorium at 10:00 a.m. on Friday, April 30, 1999, for the following purposes:

       (1)  To elect four Class C directors for a term of three years.

       (2) To ratify the appointment of KPMG LLP as independent auditors for the year ending December 31, 1999.

       (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

       Stockholders of record at the close of business on February 22, 1999, are entitled to notice of and to vote at the meeting or any adjournments thereof.

STOCKHOLDERS ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE REGARDLESS OF WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING.

                                             By Order of the Board of Directors,

                                                              Thomas P. Jennings
                                                                       Secretary

Falls Church, Virginia
March 9, 1999

                           FIRST VIRGINIA BANKS, INC.

                            6400 ARLINGTON BOULEVARD
                        FALLS CHURCH, VIRGINIA 22042-2336


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS


       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Virginia Banks, Inc. (hereinafter referred to as "First Virginia") of proxies to be voted at the Annual Meeting of Stockholders of First Virginia to be held at 10:00 a.m. on Friday, April 30, 1999, or any adjournment thereof. The approximate mailing date of this Proxy Statement and the accompanying proxy is March 9, 1999.

       All properly executed proxies received by First Virginia prior to the meeting will be voted at the meeting in accordance with any direction noted thereon. Proxies on which no specification has been made will be voted For the nominees for election as directors and For item 2. Any stockholder who has executed and delivered a proxy may revoke it at any time before it is voted by attending the Annual Meeting and voting in person, or by giving written notice of revocation of the proxy to the Secretary, or by submitting to First Virginia a signed proxy bearing a later date.

       Holders of Common and Preferred Stock of First Virginia are entitled to vote at the meeting. Each share of Common and Preferred Stock is entitled to one vote on all matters which may come before the meeting. As of February 22, 1999, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were 50,101,079 shares of Common Stock and 51,987 shares of Preferred Stock of First Virginia issued and outstanding. No person is known by management of First Virginia to own beneficially, directly or indirectly, 5% or more of the outstanding stock of First Virginia.

                            I. ELECTION OF DIRECTORS

       The Board of Directors is divided into three classes (A, B and C). The term of office for Class C directors will expire at this Annual Meeting. Four persons, three of whom are presently on the Board, have been nominated to serve as Class C directors, and if elected, the four nominees will serve for a term of three years. Mr. T. Keister Greer, a Class C director since 1976, is retiring at the 1999 Annual Meeting since he is not eligible to stand for re-election.

       With respect to the election of directors, the four nominees receiving the greatest number of votes cast for the election of directors will be elected, if a quorum is present at the meeting. The presence in person or by proxy of a majority of the outstanding shares of Common and Preferred Stock entitled to vote on the matter will constitute a quorum. Shares for which the holder has elected to abstain or withhold the proxy's authority to vote (including broker nonvotes) will count toward a quorum.

       Proxies received from stockholders will be voted in favor of the four nominees unless stockholders specify otherwise on their proxies. Although the Board of Directors does not expect that any of the persons named will be unable to serve as a director, should any of them be unable to accept nomination or election, it is intended that shares represented by the accompanying form of proxy will be voted by the proxy holders for such other person or persons as may be designated by the present Board of Directors.

       Certain information concerning the nominees for election at this meeting and the Class A and Class B directors who will continue in office after the meeting is set forth below and on the following pages, as furnished by them.

                         NOMINEES FOR CLASS C DIRECTORS
                   (To serve until the Annual Meeting in 2002)

                                                                                                         Common Stock
                                                                                                         Beneficially Owned
                                                                                                         December 31, 1998,
Name, Age and Year           Principal Occupation, Business Experience in Last Five Years,               and Percentage
Became a Director            Other Directorships                                                         of Class(1)
------------------           -------------------------------------------------------------               ------------------
PAUL H. GEITHNER, JR.        Retired President and Chief Administrative Officer, First Virginia,         50,333(2)
Age 68                       1985-1995.  Director, First Virginia Life Insurance Company.
1984                         Director, Ellicott Machine Corporation, Baltimore, Maryland.
                             Trustee, Bridgewater College, Bridgewater, Virginia.

L. H. GINN, III              President, Lighting Affiliates, Inc., a distributor of electrical           20,668(3)
Age 65                       fixtures located in Richmond, Virginia, since 1975; retired U.S.
1978                         Army Reserve Major General.  Chairman of the Board, First Virginia
                             Bank-Colonial, Richmond.  Director and Chairman of the Board, J.
                             Sargeant Reynolds Community College; Director, J. Sargeant
                             Reynolds Community College Educational Foundation, Richmond; Vice
                             President, Westminster-Canterbury Foundation, a foundation associated with a retirement facility in Richmond; Trustee,
                             Episcopal Diocesan Schools and Episcopal Diocesan Homes, Richmond.
                             President, SHEPCABEL Corporation, a real estate management company, and Parking Control Corporation, which owns and operates a public parking facility, Richmond.  President, St. Margaret's School
                             Foundation, Tappahanock, Virginia.

EDWARD M. HOLLAND            Attorney-at-Law in Northern Virginia since 1966; former Senator,            76,718(4)
Age 59                       Virginia General Assembly, 1972-1996. Director, First Virginia Bank,
1974                         Falls Church.  Trustee, Chesapeake Bay Foundation.  Trustee, Vice
                             President and Manager, Tidewater Research Foundation, a private charitable foundation supporting marine research and aquaculture,
                             Arlington, Virginia.  Member of Council, Virginia Institute of Marine
                             Science, Gloucester Point, Virginia.

-------------------------
(1) No director or executive officer owned as much as 1.0% of First Virginia Common Stock.

(2) Includes 39,750 shares held in a revocable trust and 6,648 shares held indirectly through his spouse's trust.

(3) Includes 413 shares held indirectly through his spouse's Individual Retirement Account and 2,652 shares held by a trust of which Mr. Ginn is trustee.

(4) Includes 51,718 shares held indirectly by two corporations of which Mr. Holland is an officer, director, and owner and 15,000 shares held in two trusts in which he is the beneficiary.

LINDA S.                     Director (since 1987), President and Treasurer (since 1995),             300
VICKERS-SMITH                Snell Construction Corporation, a privately held company
Age 51                       headquartered in Arlington, Virginia, which owns and
                             operates commercial and residential properties located
                             in the Northern Virginia area. Director (since 1997),
                             Virginia Management, Inc., a real estate management
                             company located in Arlington. President, Fairfax Hotel,
                             Inc., since 1998. Trustee (since 1996), Flint Hill
                             School, an independent school for grades JK through 12
                             located in Oakton, Virginia.  Member of the Deans Council,
                             School of Engineering, Duke University, Durham, North
                             Carolina, since 1997. Corporator, Northeastern University,
                             Boston, since 1998.  Director, First Virginia Bank,
                             since 1998.

                                CLASS A DIRECTORS
                   (Serving until the Annual Meeting in 2000)

                                                                                                          Common Stock
                                                                                                          Beneficially Owned
                                                                                                          December 31, 1998,
Name, Age and Year           Principal Occupation, Business Experience in Last Five Years,                and Percentage
Became a Director            Other Directorships                                                          of Class
------------------           -------------------------------------------------------------                ------------------
BARRY J. FITZPATRICK         Chairman of the Board, President and Chief Executive Officer                    112,218(5)
Age 58                       of First Virginia since 1995; Executive Vice President,
1995                         1992-1995.  Chairman of the Board, First Virginia Bank in
                             Falls Church, and a director and principal officer of numerous
                             First Virginia affiliated nonbanking companies since 1995.
                             Trustee, Marymount University, Arlington, Virginia.  Trustee,
                             Virginia Foundation for Independent Colleges, Richmond, Virginia.


ELSIE C. GRUVER              Community and civic leader in Arlington, Virginia.                                9,369(6)
Age 72
1973

W. LEE PHILLIPS, JR.         Professional engineer and land surveyor since 1959; involved in                  12,281(7)
Age 63                       real estate management and home building in Falls Church,
1985                         Virginia, and southern Maryland since 1991.

JOSIAH P. ROWE, III          President and Publisher, The Free Lance-Star Publishing Co. of                    2,250
Age 70                       Fredericksburg, Va., since 1998; Co-Publisher and General Manager,
1991                         1949-1997.  Director, First Virginia Bank, Falls Church, Virginia.
                             Also owns 100 shares of Preferred Stock.

ALBERT F.                    Retired President, Government Systems Group of UNISYS Corporation                 8,000
ZETTLEMOYER                  in McLean, Virginia, 1993-1995; retired Executive Vice President,
Age 64                       UNISYS Corporation, 1993-1995.
1978

------------------------
(5) Includes options to purchase 49,313 shares of Common Stock which are exercisable as of December 31, 1998 or sixty days thereafter.

(6) Includes 4,518 shares of Common Stock held in an Individual Retirement Account and 1,350 shares held indirectly in her spouse's Individual Retirement Account.

(7)    Includes 4,500 shares held by a trust of which Mr. Phillips is a trustee.

                                CLASS B DIRECTORS
                   (Serving until the Annual Meeting in 2001)

                                                                                                            Common Stock
                                                                                                            Beneficially Owned
                                                                                                            December 31, 1998
Name, Age and Year           Principal Occupation, Business Experience in Last Five Years,                  and Percentage
Became a Director            Other Directorships                                                            of Class
------------------           -------------------------------------------------------------                  -------------------
EDWARD L.                    Partner, Breeden, MacMillan & Green, P.L.C., a law firm in                        99,549(8)
BREEDEN, III                 Norfolk, Virginia, since 1968. Director, First Virginia Bank
Age 63                       of Tidewater, Norfolk, and First Virginia Life Insurance
1982                         Company, Falls Church. Chairman of the Board and President,
                             The Hunter Foundation, which operates a Victorian museum
                             and a home for elderly men in Norfolk, Virginia (1970 to
                             present), and The Breeden-Adams Foundation, a private foundation which provides financial support for cancer research (1988 to present).  Managing Partner, The Tanners Creek Company and B&H
                             Associates, both of which are real estate investment companies in the Tidewater area of Virginia (1990 to present).

GILBERT R. GIORDANO          Portfolio Manager, Titan Financial Advisors, L.L.C., since 1996.                 290,527(9)
Age 70                       Partner, Giordano & Villareale, P.A., a law firm in Upper Marlboro,
1989                         Maryland, 1972-1997.  Chairman of the Board, First Virginia
                             Bank-Maryland, Upper Marlboro.

ERIC C. KENDRICK             President, Mereck Associates, Inc., a real estate management                      79,551(10)
Age 52                       and development firm in Arlington, Virginia, since 1989.
1986                         Director and President, Murteck Construction Company, Inc.,
                             Upton Corporation, and Old Dominion Warehouse Corporation,
                             Arlington.

ROBERT M. ROSENTHAL          Chief Executive Officer since 1954 and Chairman of the Board since                30,816(11)
Age 70                       1990 of Geneva Enterprises, Inc., lead company of the Rosenthal
                             Automotive Organization, Washington, D.C. Metropolitan Area.  Other
                             related companies on which Mr. Rosenthal also serves as Chairman include:  Maryland Imported Cars, Inc., since 1994; Imported Cars of Maryland, Inc., since 1991; Fairfax Imports, Inc., since 1988;
                             Rosenthal Landover Enterprises, Inc., since 1978; Auto Supply and
                             Parts, Inc., since 1985; Old Dominion Insurance Company, since 1979;
                             New Dominion Insurance Company, since 1990; and, Geneva Air Services,
                             Inc., since 1987.  President, Arcoa, Inc., an advertising company, since 1970.  Trustee, Capital Automotive REIT, a real estate investment trust which invests in real property and improvements used by motor vehicle related businesses in major urban areas across the country, since 1998.  Director, First Virginia Bank, Falls Church.
                             Director, Metropolitan Washington Airports Authority. Trustee, Vice
                             President and Treasurer, The Phillips Collection, Washington, D. C.

----------------------
(8) Includes 11,250 shares held indirectly by a corporation, of which Mr. Breeden is Managing Partner, 57,262 shares held by two trusts, of which he is a trustee, and 24,487 shares held by two foundations, of which Mr. Breeden is Chairman of the Board and President.

(9) Includes 427 shares held in a trust for his son, 754 shares held by his spouse and daughter, 834 shares held by his spouse and son, 13,099 shares held by the Giordano Family Foundation, 7,050 shares held by his spouse as custodian for his son, and 25,380 shares held by his spouse alone.

(10) Includes 15,242 shares held by his spouse and 2,593 shares held by a corporation of which Mr. Kendrick is a director and President.

(11)   Includes 26,316 shares held by the Marion and Robert Rosenthal
       Foundation.

ROBERT H. ZALOKAR      Retired Chairman of the Board and Chief Executive Officer       184,451
Age 71                 of First Virginia, 1984-1994.  Director, First Virginia
1959                   Bank, First Virginia Life Insurance Company, and First
                       Virginia Mortgage Company, Falls Church, Virginia.
                       Trustee, George Mason University Foundation.

       As of December 31, 1998, directors and executive officers as a group beneficially owned 1,366,792 shares of Common Stock, representing approximately 2.7% of those shares outstanding, of which 266,178 shares represent shares covered by options exercisable as of December 31, 1998 (or sixty days thereafter) and 125 shares of Preferred Stock representing less than one-half of one percent of those shares outstanding. Messrs. Breeden, Giordano and Holland are members of or are associated with law firms which have been in the last two years, and are proposed in the future to be, retained by subsidiaries of First Virginia. Messrs. Breeden, Fitzpatrick, Geithner, Ginn, Giordano, Holland, Phillips, Rosenthal, Rowe and Zalokar have been directors of various subsidiaries of First Virginia during the past five years as has the nominee, Ms. Vickers-Smith. Ages of the directors are stated as of December 31, 1998.


                BENEFICIAL OWNERSHIP OF NAMED EXECUTIVE OFFICERS

       The following table sets forth certain information regarding the named executives' beneficial ownership of First Virginia Common Stock as of December 31, 1998.

                                          Shares of Common Stock of First Virginia
                                                   Beneficially Owned
              Name of Officer                    Number *        Percent of Class
              ---------------------------------------------------------------------
              Barry J. Fitzpatrick                 112,218         .2228

              Shirley C. Beavers, Jr.               67,783         .1345

              Raymond E. Brann, Jr.                 58,113         .1153

              Richard F. Bowman                     43,797         .0869

              Michael G. Anzilotti                  24,259         .0481

* The amounts shown represent the total shares owned beneficially by such individuals as of December 31, 1998 together with shares which are issuable upon the exercise of all stock options that are exercisable. Specifically, the following individuals have stock options that are exercisable as of December 31, 1998 (or sixty days thereafter), which give them the right to acquire the shares indicated after their name upon the exercise of those options: Mr. Fitzpatrick, 49,313; Mr. Beavers, 52,578; Mr. Brann, 33,750; Mr. Bowman, 32,650; and Mr.
Anzilotti, 22,050.


                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

       First Virginia's Board of Directors has a standing Audit Committee, Director Nominating Committee, Management Compensation and Benefits Committee, Public Policy Committee, and Executive Committee.

       The Audit Committee, comprised of Directors Breeden, Giordano, Gruver, Kendrick, and Phillips, held four meetings during 1998. Functions of the Committee include (1) reviewing with the independent auditors and management such matters as: the financial statements and the scope of First Virginia's audit, compliance with laws and regulations, and the adequacy of First Virginia's system of internal procedures and controls and resolution of material weaknesses; (2) reviewing with First Virginia's internal auditors the activities and performance of the internal auditors; (3) reviewing with management the selection and termination of the independent auditors and any significant disagreements between the independent auditors and management; and
(4) reviewing the nonaudit services of the independent auditors. Under Section 36 of the Federal Deposit Insurance Act, the Audit Committee also performs similar functions for some of the First Virginia member banks.

       The Director Nominating Committee, comprised of Directors Zalokar, Fitzpatrick, Ginn, Giordano, Greer, and Rowe, held one meeting in 1998. The functions of the Committee include annually recommending to the Board the names of persons to be considered for nomination and election by First Virginia's stockholders and, as necessary, recommending to the Board the names of persons to be appointed to the Board between annual meetings.

       The Management Compensation and Benefits Committee, comprised of Directors Zettlemoyer, Holland, Kendrick, Phillips, and Rosenthal, held three meetings in 1998. The Committee has the authority to establish the level of compensation (including bonuses) and benefits of management of First Virginia. In addition, the Committee has authority to award long-term incentive compensation, e.g., stock options, to First Virginia's management based on such factors as individual and corporate performance.

       The Public Policy Committee, comprised of Directors Gruver, Breeden, Fitzpatrick, Geithner, Greer, Rowe, and Zalokar, met two times during 1998. This Committee oversees First Virginia's contributions and matching gifts programs. The Committee also monitors the programs developed for equal employment and compliance with the Community Reinvestment Act.

       The Executive Committee, comprised of Directors Zalokar, Breeden, Fitzpatrick, Geithner, Ginn, Holland, and Zettlemoyer, held 12 meetings in 1998. The Committee exercises all of the powers of the Board of Directors when the Board is not in session, except for those powers reserved for the Board under state law and by First Virginia's Articles of Incorporation and Bylaws.

       During 1998, there were 12 meetings of the Board of Directors. All incumbent directors attended more than 75% of the aggregate total number of meetings of the Board and committees of the Board on which they served.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires First Virginia's directors and executive officers to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers and directors are required by SEC regulation to furnish First Virginia with copies of all Section 16(a) forms they file.

       Based on a review of the forms that were filed and written representations from the directors and executive officers, First Virginia believes that during the year 1998 all filing requirements applicable to its directors and officers were met on time, with the exception of one transaction involving the sale of stock by Mrs. Gruver, a director, which should have been filed on a Form 4 in November but was instead filed with the SEC on a Form 5 in January, 1999.

                             EXECUTIVE COMPENSATION

       The Summary Compensation Table on the next page shows the annual compensation for the last three fiscal years for First Virginia's Chief Executive Officer and for the four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                                           Long Term
                                                 Annual Compensation                                     Compensation
                                                 -------------------                                     ------------
(a)                                    (b)       (c)               (d)              (e)              (f)             (g)

                                                                                    Other
                                                                                    Annual           Options/        All Other
Name and                                                                            Compensa-        SARs            Compen-
Principal                                                                           tion             Awarded         sation
Position                               Year      Salary ($)(1)     Bonus ($)(2)     ($)(3)           (#)(4)          ($)(5)
---------                              ----      -------------     ------------     -------------    ------------    ------
Barry J. Fitzpatrick                   1998      630,000           222,360           3,860           25,000          61,877
Chairman, President and                1997      600,000           346,944           3,395           30,000          66,144
Chief Executive Officer                1996      470,000           269,960           3,724           15,000          56,783
of First Virginia

Shirley C. Beavers, Jr.                1998      266,000            86,435           3,924           12,500          34,688
Executive Vice President               1997      253,500           134,265           3,708           15,000          32,812
of First Virginia and                  1996      241,500           108,433           3,748            7,500          31,426
Vice Chairman and
Chief Executive Officer of
First Virginia Services, Inc.

Raymond E. Brann, Jr.                  1998      214,500            84,640           5,531           12,500          64,310
Executive Vice President               1997      204,500           132,471           5,052           15,000          62,268
of First Virginia                      1996      194,500           106,803           4,568            7,500          59,339

Richard F. Bowman                      1998      208,000            84,894           3,724           12,500          20,935
Senior Vice President, Treasurer       1997      183,000           132,245           3,708           15,000          18,662
and Chief Financial Officer            1996      168,000           106,088           3,263            7,500          15,943
of First Virginia

Michael G. Anzilotti                   1998      206,700            51,102           2,334            6,500          18,041
President and Chief Executive          1997      196,900            69,700           2,250            7,500          16,898
Officer of First Virginia Bank         1996      188,400            56,550           2,459               0           15,966

              (1) The Salary column (c) includes the base salary earned by the executive officer, which includes amounts that are deferred under the First Virginia Banks, Inc. Employees Thrift Plan, the First Virginia Thrift Restoration and Deferred Compensation Plan and the First Virginia Pre-Tax Health Benefit Plan.

              (2) The Bonus column (d) includes the amount earned as a bonus for that year even if paid in the following year. It also includes amounts earned for that year under the First Virginia Banks, Inc. Profit Sharing Plan.

              (3) The Other Annual Compensation column (e) includes the amount of taxes paid by First Virginia for certain benefits. In Mr. Brann's case, it also includes the interest benefit to him of a below-market-rate residential mortgage loan made to him as an inducement to relocate to Northern Virginia.

              (4) Column (f) includes the number of stock options that were granted in 1998. The 1996 awards were adjusted for the three-for-two stock split in September, 1997.

              (5) The All Other Compensation column (g) includes the amount paid by the employer under the First Virginia Banks, Inc. Employees Thrift Plan which, for each of the named officers, was $7,200. It also includes the amounts paid by the employer under the First Virginia Thrift Restoration and Deferred Compensation Plan. This plan provides supplemental retirement benefits for those key officers who are restricted from receiving further benefits under the Thrift Plan as a result of the limitation on pretax contributions imposed by the Internal Revenue Code. For 1998, these amounts were: for Mr. Fitzpatrick, $31,137; Mr. Beavers, $10,820; Mr. Brann, $8,424; Mr. Bowman, $8,121; and Mr. Anzilotti, $5,252 It also includes the premium amounts paid by the employer under the First Virginia Split Dollar Life Insurance Plan. For 1998, these amounts were: for Mr. Fitzpatrick, $21,270; Mr. Beavers, $14,372; Mr. Brann, $43,714; Mr. Bowman, $5,163; and Mr.
Anzilotti, $4,124. It also includes the "above-market" earnings on deferred compensation earned during 1998. These amounts were: for Mr. Fitzpatrick, $2,270; Mr. Beavers, $2,296; Mr. Brann, $4,972; Mr. Bowman, $451; and Mr.
Anzilotti, $1,465.

                   STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

       The following table shows for each of the named executive officers (1) the number of options that were granted during 1998, (2) out of the total number of options granted to all employees, the percentage granted to the named executive officer, (3) the exercise price, (4) the expiration date, and (5) the potential realizable value of the options, assuming that the market price of the underlying securities appreciates in value from the date of grant to the end of the option term, at annualized rates of 5% and 10%. No freestanding or tandem SARs were granted in 1998.

                           STOCK OPTION GRANTS IN 1998

                                                 Percent of
                              Number of          Total                                            Potential Realizable
                              Securities         Options                                          Value at Assumed
                              Underlying         Granted to        Exercise                       Annual Rates of Stock
                              Options            Employees         or Base                        Price Appreciation for
                              Granted            in Fiscal         Price          Expiration      Option Term
         Name                 (# Shs.)(1)        Year (2)          ($/Sh.)        Date            5%($)           10%($)
         ----                 -----------        ----------        --------       ----------      -----           ------
Barry J. Fitzpatrick          25,000             12.47%            44.625         12/15/2008      701,606       1,778,016

Shirley C. Beavers, Jr.       12,500              6.23%            44.625         12/15/2008      350,803         889,008

Raymond E. Brann, Jr.         12,500              6.23%            44.625         12/15/2008      350,803         889,008

Richard F. Bowman             12,500              6.23%            44.625         12/15/2008      350,803         889,008

Michael G. Anzilotti           6,500              3.24%            44.625         12/15/2008      182,416         462,283

       (1) Options granted to the named executive officers in 1998 vest over a five-year period. All of the options that were granted in 1998 include a provision that would accelerate the vesting of the options upon a "change in control" of First Virginia. For an explanation of the "change in control" provision, see "Directors' Compensation, Consulting Arrangements and Plans Which Include Change in Control Arrangements."

       (2) Options to purchase 200,500 shares of First Virginia Common Stock were granted to employees during 1998. No freestanding SARs were granted in 1998 to employees, and none of the options that were granted had any tandem SARs.

       The following table on the next page shows for each of the named executive officers the number of shares of First Virginia Common Stock acquired upon the exercise of stock options and stock appreciation rights during 1998, the value realized upon their exercise, the number of unexercised stock options and SARs at the end of 1998, and the value of unexercised "in-the-money" stock options and SARs at the end of 1998. Stock options or freestanding SARs are considered "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the option or SAR. Some of the stock options which were granted to First Virginia's executive officers include a provision that would accelerate the vesting of the options upon a "change in control" of First Virginia. There were no unexercisable or exercisable freestanding SARs owned by any of the named executive officers at yearend.

                  AGGREGATED OPTIONS/SAR EXERCISES IN 1998 AND
                                 YEAREND OPTIONS

                                                                              Number of            Value of Unexercised In-
                                                                              Unexercised          the-Money Options
                                                                              Yearend (#)             at
                                Shares                                        Options at           Yearend ($)
                                Acquired on                                   Exercisable/         Exercisable/
         Name                   Exercise(#)          Value Realized ($)       Unexercisable        Unexercisable
         ----                   -------------        ------------------       --------------       -------------
Barry J. Fitzpatrick                8,165                180,775              31,313/88,000       876,434/667,374

Shirley C. Beavers, Jr.               0                     0                 43,577/41,001       1,297,589/285,581

Raymond E. Brann, Jr.                 0                     0                 27,150/38,600       835,274/225,412

Richard F. Bowman                   1,000                 42,111              24,400/40,250       687,185/266,687

Michael G. Anzilotti                  0                    0                  16,800/20,750       460,549/157,937

             PENSION AND THRIFT PLANS AND SUPPLEMENTAL ARRANGEMENTS

       The following table shows the estimated annual benefit payable upon retirement (life only) under the First Virginia Pension Trust Plan and under the First Virginia Supplemental Pension Trust Plan based on specified remuneration and years of credited service classifications, assuming a participant retired on December 31, 1998, at age 65. Credited service in excess of thirty years is not taken into account in determining benefits under either plan.


          ANNUAL BENEFITS UNDER FIRST VIRGINIA'S PENSION TRUST PLAN AND
               THE FIRST VIRGINIA SUPPLEMENTAL PENSION TRUST PLAN

Average
Annual Pay         10 Years          15 Years        20 Years         25 Years         30 Years
for Highest           of                of              of               of               of
Five Years         Service           Service         Service          Service          Service
-----------        --------          --------        -------          -------          -------
$200,000           $ 30,444          $ 45,665        $ 60,887         $ 76,109         $ 91,331

$300,000           $ 46,444          $ 69,665        $ 92,887         $116,109         $139,331

$400,000           $ 62,444          $ 93,665        $124,887         $156,109         $187,331

$500,000           $ 78,444          $117,665        $156,887         $196,109         $235,331

$600,000           $ 94,444          $141,665        $188,887         $236,109         $283,331

$700,000           $110,444          $165,665        $220,887         $276,109         $331,331

       Under the First Virginia Pension Trust Plan, a participant retiring at age 65 with 30 years of credited service under the Plan will receive a maximum annual pension benefit equal to 1.1% of average annual pay multiplied by 30 years of credited service plus 0.5% of average annual pay in excess of covered compensation multiplied by 30 years of credited service. The calculation of "average annual pay" is based on annual compensation for the highest five consecutive years out of the participant's final 10 years of service. "Covered compensation" is calculated by multiplying the annual average of Social Security taxable wage bases in effect for the 35 years ending with the last day of the year in which the participant attains Social Security retirement age. First Virginia also has the First Virginia Supplemental Pension Trust Plan for certain key employees which provides for the payment of supplemental pension benefits as a result of the IRS restrictions on benefits under the First Virginia Pension Trust Plan. All of the named executive officers (except for Mr. Fitzpatrick who would receive benefits at retirement under a separate Supplemental Compensation Agreement) participate in the Supplemental Pension Trust Plan.

       Remuneration or earnings determining pension benefits under both the Pension Trust Plan and the Supplemental Pension Trust Plan includes salaries and bonuses (which are listed in the Summary Compensation Table) and any other taxable compensation. Effective February 1, 1996, compensation resulting from the exercise of nonqualified options, SARs, and deferred compensation are excluded from the computation of benefits under both plans. For purposes of determining benefits under the Pension Trust Plan, each of the named executives had the following years of service as of December 31, 1998 (30 years is the maximum): Mr. Fitzpatrick, 29.4 years; Mr. Beavers, 29.3 years; Mr. Brann, 30 years; Mr. Bowman, 23.5 years; and Mr. Anzilotti, 20.2 years. If a participant retired on December 31, 1998, at age 65, the participant would receive the pension benefits as determined by using the Summary Compensation and Pension Tables shown above in conjunction with the formula described in the previous paragraph.

       Mr. Fitzpatrick's Supplemental Compensation Agreement ("Agreement") provides him with supplemental retirement benefits in addition to those pension benefits he would receive from the First Virginia Pension Trust Plan. Under the Agreement, if he resigns, retires or leaves First Virginia for any reason, he is entitled to receive for the rest of his life, supplemental compensation equal to sixty percent of the average of his highest five years of annual salary and bonus, reduced by the amount he would receive under the First Virginia Pension Trust Plan. Highest annual salary includes salary and bonus and any profit sharing payments received under the First Virginia Profit Sharing Plan but does not include any other form of compensation that is not salary or bonuses, such as compensation arising from the exercise of SARs and nonqualified options. To avoid a possible doubling up of benefits from this Agreement and a separate Employment Agreement (see below), payments to Mr. Fitzpatrick pursuant to his Agreement would be delayed for three years upon a change of control. Should Mr. Fitzpatrick die, his spouse would be entitled to one-half of his total annual benefit for the rest of her life. Under his Agreement, once benefits begin to be paid, Mr. Fitzpatrick is to remain available to provide consulting and advisory services if he is physically and mentally capable of doing so. Furthermore, his benefits are forfeitable under certain circumstances.

       Messrs. Fitzpatrick, Beavers, Brann and Bowman have entered into employment agreements with First Virginia which provide for their continued employment for a three-year period following the date on which a "change of control" takes place (the "Employment Period"). These agreements require First Virginia (or any successor corporation) to employ the executive during the Employment Period following a change of control in a position with authority, duties and responsibilities at least commensurate to what the executive had prior to a change of control, and at compensation levels (including benefits) at least equal to what the executive was making prior to the change of control. If, during the first year of his Employment Period, the executive is terminated other than for "cause" or "disability" or the executive terminates his employment for "good reason" (as those terms are defined under the employment agreements), then First Virginia (or its successor) would pay the executive a lump sum equal to 2.99 times the sum of his annual base salary and bonus. If, during the second or third year of his Employment Period, the executive is terminated other than for cause or disability or terminates his employment for good reason, then First Virginia or its successor would pay the executive a lump sum equal to two times the sum of his annual base salary and bonus. During a thirty-day period after the first year, the executive could terminate his employment for any reason and receive two times the sum of his annual base salary and bonus. Furthermore, if any payments made under the agreements subject the executive to taxes under Internal Revenue Code Section 4999, such payments would be "grossed up" to put the executive in the same after-tax position as if no excise taxes had been imposed.

       Executive officers are eligible to participate in the First Virginia Banks, Inc. Employees' Thrift Plan ("Thrift Plan"). Under the Thrift Plan, employees of First Virginia and its subsidiaries who have completed one year of service can contribute up to six percent of their compensation and receive matching employer contributions equal to 50% of their employee contributions. Employees also can contribute up to an additional six percent of their compensation without receiving a matching contribution. For the years when First Virginia meets an earnings test under the Thrift Plan, employees can receive matching contributions equal to 75% of employee contributions. The Thrift Plan complies with Section 401(k) of the Internal Revenue Code so that employee contributions can be made on a pretax basis. Employees can direct the investment of their contributions and the matching employer contributions into one or more of three funds that are administered by the Trust Department of First Virginia Bank. Reference is made to footnote 5 of the Summary Compensation Table for the amount of contributions made on behalf of the named executive officers under the Thrift Plan.

       First Virginia also maintains a First Virginia Thrift Restoration and Deferred Compensation Plan which provides supplemental retirement benefits for those key officers who are restricted from receiving further benefits under the Thrift Plan as a result of the limitation on pretax contributions imposed by the Internal Revenue Code. Under the First Virginia Thrift Restoration and Deferred Compensation Plan, executive officers can continue to make pretax contributions in excess of the IRS limits imposed on the Thrift Plan and receive matching contributions from First Virginia identical to what they would have received if they were in the Thrift Plan and there were no limitations on contributions. Reference is made to Footnote 5 of the Summary Compensation Table for the amount of the employer contributions made on behalf of the named executive officers under the First Virginia Thrift Restoration and Deferred Compensation Plan.


                DIRECTORS' COMPENSATION, CONSULTING ARRANGEMENTS
             AND PLANS WHICH INCLUDE CHANGE IN CONTROL ARRANGEMENTS

       For 1999, directors of First Virginia who are not salaried officers will be paid an annual retainer of $14,000 per year and a fee of $965 for each meeting of the Board of Directors attended. Committee chairmen will receive $875 for each committee meeting they chair and other Committee members will receive $725 for each committee meeting they attend.

       Directors are reimbursed for out-of-town expenses incurred in connection with attendance at Board and Committee meetings. During 1998, Edwin T. Holland, the founder and former Chairman and Chief Executive Officer of First Virginia, and Thomas K. Malone, Jr., former Chairman and Chief Executive Officer of First Virginia, were paid $161,316 and $131,136, respectively, under supplemental compensation agreements, in addition to amounts they received from the First Virginia Pension Trust Plan and, in the case of Mr. Malone, in addition to the fees he receives for attending Board meetings. When requested, both Holland and Malone are required to provide consulting services under their supplemental compensation agreements. Also, during 1998, Robert H. Zalokar, former Chairman and Chief Executive Officer of First Virginia, and Paul H. Geithner, Jr., former President and Chief Administrative Officer of First Virginia, were paid $521,316 and $282,527, respectively, under supplemental compensation agreements, in addition to amounts they received from the First Virginia Pension Trust Plan and their director fees. When requested, both Zalokar and Geithner are required to provide consulting services under their supplemental compensation agreements. First Virginia paid Mr. Zalokar's and Mr. Malone's country club membership fees of $2,976 and $1,653, respectively, during 1998. During 1998, Virginia H. Brown, formerly Virginia H. Beeton, received $71,000 pursuant to her former spouse's Supplemental Retirement Agreement with First Virginia, in addition to what she received from the First Virginia Pension Trust Plan. Her former spouse, Ralph A. Beeton, who is now deceased, was Chairman and Chief Executive Officer of First Virginia.

       First Virginia also has two key employee salary reduction deferred compensation plans, one of which began in 1983 and the other in 1986, and two directors' deferred compensation plans, which also began in 1983 and 1986 ("Deferred Compensation Plans"). Under the Deferred Compensation Plans, participants elect to defer some or all of their compensation from First Virginia, and First Virginia agrees to pay at normal retirement age or earlier (or to participant's beneficiary or estate on participant's death) a sum substantially in excess of what each participant has deferred. To fund the benefits under the Deferred Compensation Plans, First Virginia has purchased life insurance contracts on the lives of the participants, with First Virginia as the beneficiary. For the period ending

December 31, 1998, none of the named executive officers of First Virginia deferred any compensation under the Deferred Compensation Plans.

       The 1983 deferred compensation plans include a provision regarding "change in control." If there is a "change in control" of First Virginia, and a director is terminated under the directors' plan, or in the case of the employee plan, an employee is terminated "without cause" or the employee terminates his/her employment for "good reason," as those terms are defined under the employee plan, then the director or employee, as the case may be, becomes entitled to receive his/her benefits under the 1983 Deferred Compensation Plans at retirement, notwithstanding the fact that his/her affiliation with First Virginia has terminated.

       First Virginia has a Split Dollar Life Insurance Plan ("Split Dollar Plan") which currently includes all executive employees of First Virginia including those named in the Summary Compensation Table. Under the Split Dollar Plan, an executive can purchase ordinary life insurance policies with coverage of at least two times what is projected to be the executive's base salary at retirement, up to a limit of $1,000,000. A portion of the premiums will be loaned to the executives by First Virginia up to the later of ten years or the executive's retirement date. At the end of this period, if assumptions about mortality, dividends and other factors are realized, First Virginia will recover all of its loans for premiums from the cash value of the policy. The policy will then be transferred to the executive, who will pay all further premiums, if any, under the policy. Executives who participate in the Split Dollar Plan forego any insurance coverage over $50,000 under the First Virginia Group Life Insurance Plan. During 1989, the Split Dollar Plan was amended so that in the event of a "change in control," only the executive would have the right to terminate the policy.

       First Virginia's Board of Directors approved in 1992 the establishment of a trust with Chemical Bank (now The Chase Manhattan Bank) as the trustee to partially secure the benefits of some of First Virginia's nonqualified compensation plans, including the Deferred Compensation Plans and the First Virginia Thrift Restoration and Deferred Compensation Plan, in case of a change in control. Under the trust agreement establishing the trust, if a "change in control" takes place, the trustee would pay the benefits under the covered compensation plans out of the trust assets that have been contributed to the trust by First Virginia, if First Virginia or its successor refused to pay the benefits. The trust is considered a "grantor trust" subject to the claims of First Virginia's general creditors. For accounting purposes, the trust assets are considered corporate assets and, therefore, no balance sheet impact to First Virginia will result from the establishment of the trust. The trust agreement does not include a provision which would accelerate the vesting or payment of any of the benefits under the covered compensation plans in case of a change in control. During 1998, First Virginia did not make a contribution to the Trust.

       The 1983 deferred compensation plans, the Split Dollar Plan, the above-described trust agreement with The Chase Manhattan Bank, Mr. Fitzpatrick's Supplemental Compensation Agreement, certain stock option agreements, and the above-described employment agreements all include change in control provisions. Under this definition, a change in control means: (a) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of First Virginia Common Stock or (ii) the combined voting power of the then outstanding voting securities of First Virginia entitled to vote generally in the election of directors (the "Outstanding First Virginia Voting Securities"); provided, however, that any acquisition directly from or by First Virginia or any acquisition by any employee benefit plan (or related trust) sponsored or maintained by First Virginia or an affiliated company or any acquisition by a company pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of (c) below would be excluded; or (b) individuals who, as of the date when the change in control provisions were adopted, constitute the Board (the "Incumbent Board") of First Virginia, cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by First Virginia's shareholders, was approved by vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of First Virginia (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding First Virginia Common Stock and Outstanding First Virginia Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns First Virginia or all or substantially all of First Virginia's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding First Virginia Common Stock and the outstanding First Virginia Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of First Virginia or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and
(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or (d) approval by the shareholders of First Virginia of a complete liquidation or dissolution of First Virginia.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The current members of First Virginia's Management Compensation and Benefits Committee are Edward M. Holland, Eric C. Kendrick, W. Lee Phillips, Jr., Robert M. Rosenthal and Albert F. Zettlemoyer. Edward M. Holland is the son of Edwin T. Holland, the founder and former Chairman and Chief Executive Officer of First Virginia. As noted above, Edwin T. Holland receives a fee from First Virginia pursuant to a Supplemental Compensation Agreement. Also, as noted above, Edward M. Holland's sister, Virginia H. Brown, receives a benefit pursuant to her former spouse's Supplemental Retirement Agreement with First Virginia. Albert F. Zettlemoyer's daughter is an officer of First Virginia Insurance Services, Inc., a subsidiary of First Virginia. None of the members of the Management Compensation and Benefits Committee served as members of the compensation committees of another entity. No executive officer of First Virginia served as a director of another entity that had an executive officer serving on First Virginia's compensation committee. No executive officer of First Virginia served as a member of the compensation committee of another entity which had an executive officer who served as a director of First Virginia.


                 MANAGEMENT COMPENSATION AND BENEFITS COMMITTEE
                       REPORT CONCERNING FIRST VIRGINIA'S
                          EXECUTIVE COMPENSATION POLICY

       The Management Compensation and Benefits Committee (the "Committee") of the Board of Directors establishes the policy for the compensation of the executive officers of First Virginia. It is also responsible for administering most of First Virginia's executive compensation programs. The Committee is composed entirely of outside directors who are not eligible, with the exception of the directors' deferred compensation plans, to participate in the plans over which it has authority.

       The overall goal of First Virginia's compensation policy is to motivate, reward, and retain its key executive officers. The Committee believes this should be accomplished through an appropriate combination of competitive base salaries and, at times, both short-term and long-term incentives.

       The primary components of First Virginia's executive compensation program are base salaries, bonuses, (e.g., short-term compensation), and equity compensation (e.g., long-term compensation). Executive officers also participate in other broad-based employee compensation and benefit programs. In its determination of executive compensation, the Committee noted the potential effect of the one million dollar deduction limitation under Section 162(m) of the Internal Revenue Code but declined to alter its policy in determining executive compensation to meet the requirements for deductibility under Section 162(m) because the amount of compensation affected, if any, was not material.

BASE SALARY

       The Compensation Committee's policy for determining base salaries is based on two primary factors:

       (1) the degree of responsibility the executive officer has, his experience, and the number of years he has been in office and

       (2) the compensation levels of corresponding positions at other banking companies of comparable size that compete with and serve the same markets as First Virginia. This "Market Area Peer Group" of companies consists of Crestar Financial Corporation based in Virginia, Riggs National Corporation based in Virginia and Washington, D.C., First Maryland Bancorp and Mercantile Bankshares Corporation based in Maryland, First Tennessee National Corporation and First American Corporation of Tennessee based in Tennessee, and Centura Banks, Inc. based in North Carolina. Base salaries are targeted to be the median salaries of corresponding positions in the "Market Area Peer Group". For 1998, Mr. Fitzpatrick's base salary was $630,000, which was equal to the median for salaries paid to his counterparts in the "Market Area Peer Group".

SHORT-TERM INCENTIVES/BONUSES

       The Committee grants bonuses to the executive officers and CEO based on the extent to which First Virginia achieves or exceeds annual performance objectives. The Compensation Committee may award bonuses to the CEO and to the executive officers if First Virginia achieves a return on total average assets
(ROA) of at least 1% (the same basis for determining payments of profit sharing to all employees). ROA generally is considered by the Committee to be the most important single factor in measuring the performance of a banking company, and achievement of a 1% ROA generally is considered by the Committee to be the minimum for a good performing banking company.

       Bonus awards are based on the following:

       (a) The Committee establishes target amounts each year for return on average assets ("ROA"), return on total stockholders' equity ("ROE"), asset quality and capital strength consistent with First Virginia's Profit Plan target amounts. Up to 50% of an executive's salary may be awarded if the corporation achieves an ROA equivalent to 80% or more of ROA target amount for the year. For the chief executive officer, First Virginia would also have to achieve 80% of targeted amounts for ROE, asset quality as determined by the ratio of nonperforming assets to total loans (NPA ratio) and net loan charge-offs (CO ratio) and capital strength based on the average equity-to-asset ratio (Equity/Asset ratio) and the Tier I risk-based capital ratio; and/or

       (b) Up to 30% of an executive's salary may be awarded based on the degree to which First Virginia's earnings, asset quality, and capital ratios exceed the average for the other major banking companies based in the Southeast, the "Southern Regional Peer Group," as compiled by Keefe, Bruyette and Woods, the New York securities firm which specializes exclusively in the banking and thrift industry; and/or

       (c) Up to 20% of an executive's salary may be awarded at the discretion of the Committee based on an individual executive's performance.

       Within the above parameters, prior to the beginning of each year, the Committee establishes for the CEO a target bonus which is based on a projected return on assets for First Virginia. At the end of the year, the Committee considers a preliminary bonus after taking into account the target bonus, First Virginia's actual return on assets for the year, and a formula which is based on a set relationship between the actual versus the projected return on assets.

       The Committee then exercises its judgment in light of the foregoing parameters and other considerations, including the Committee's view of individual performance and potential and the recommendations of the CEO for the executive officers (other than himself), to reach a bonus decision for each executive officer and for the CEO. The Committee does not use a formula to determine a final bonus decision. Among other things, Mr. Fitzpatrick's bonus reflected First Virginia's success in achieving a 1.39% return on assets (for the first nine months) and the other above-described results. Consistent with the Committee's avoidance of a strict formula approach, no specific weighing among the above 50%, 30% and 20% factors was specified. The Committee believes that the use of the above approach provides a flexible yet effective method of motivating First Virginia's management.

       Listed below are the annualized ratios for First Virginia and the Southern Regional Peer Group based on results for the first nine months of 1998, the latest data available to the Committee at the time the incentive awards were considered.

                                 First Virginia

                                           Profit Plan
                                           or Target                              KBW Southern
                                           Amount               Actual            Regional Peer Group
                                           ------               ------            -------------------
Earnings (Higher is better)
         ROA                                1.53%                1.39%                   1.30%
         ROE                               13.80%               12.45%                  15.21%

Asset Quality (Lower is better)
         NPA                                 .40%                 .33%                    .46%
         CO                                  .32%                 .34%                    .28%

Capital (Higher is better)
 Equity/Asset Ratio                          9.5%               10.60%                   8.37%
 Tier I Risk Based                          10.0%               12.21%                  11.06%
      Capital

       First Virginia's actual results were greater than 80% of the profit plan or target amount in every category and exceeded the Regional Peer Group in every category except ROE and net charge-offs. For that reason, the Committee awarded Mr. Fitzpatrick a bonus of $200,000.

LONG-TERM COMPENSATION/STOCK OPTIONS

       The Committee believes that the granting of stock options is the most appropriate form of long-term compensation for executives and that such awards of equity encourage the executive to achieve a significant ownership stake in the success of First Virginia.

       At the end of 1998, the Committee granted options covering a total of 200,500 shares of First Virginia Common Stock at $44.625 per share to the CEO and to certain officers. Each option that was awarded by the Committee vests over a five-year period in equal annual installments.

       The size of each option award was not based on a formula and did not necessarily correlate to the degree by which First Virginia's results exceeded those of its Market Area Peer Group or the amount of each executive's current stock-based holdings. Instead, the size of each award was based on a number of factors, some of which were subjective, including the performances of the CEO and each executive officer and the degree of responsibility each executive officer has with First Virginia. Mr. Fitzpatrick received options covering 25,000 shares. The size of his grant was primarily based on the performance of First Virginia as described above.

       Edward M. Holland
       Eric C. Kendrick
       W. Lee Phillips
       Robert M. Rosenthal
       Albert F. Zettlemoyer

                                PERFORMANCE GRAPH

       The following performance graph compares the yearly percentage change in First Virginia's cumulative total shareholder return on its Common Stock with
(1) the cumulative total return of a broad market index that includes companies whose equity securities are traded on the same exchange or are of comparable market capitalization and (2) the cumulative total return of a published industry or line-of-business index.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                 First Virginia Banks, Inc., S&P MidCap 400 and
                    KBW 50 Index (with dividends reinvested)

                            First Virginia        S&P 400
                            Banks, Inc.           Mid Cap             KBW 50
                            --------------        -------             ------
            1993            100                   100                 100

            1994            101.21                96.44               94.90

            1995            136.77                126.21              151.99

            1996            162.19                150.42              215.00

            1997            269.19                198.86              314.32

            1998            250.80                236.73              340.34

       First Virginia believes the most appropriate equity market indices to be used to measure the price performance of First Virginia's Common Stock are the "S&P MidCap 400" and the "KBW 50." First Virginia is included as a component of the S&P MidCap 400.

       The Standard & Poor's MidCap 400 is comprised of 400 securities with market value between approximately $200 million and $4 billion. First Virginia considers it more representative of companies its size (yearend 1998 market capitalization of approximately $2.354 billion) than the S&P 500 index which is heavily dominated by large capitalization stocks (the 50 largest stocks account for 50% of the total value of the S&P 500). Also, financial stocks represent approximately 15% of the S&P MidCap 400 index.

       The KBW 50 is an index comprised of 50 banking companies, including all the money center banks and most large regional banks. It was developed by Keefe, Bruyette & Woods, a New York securities firm which specializes in the banking and thrift industry. The KBW 50 is considered more representative of price performance of the major banking companies in the United States. As is the case with the S&P MidCap 400 index, the KBW 50 is a market capitalization weighted index and assumes quarterly reinvestment of dividends.

       As indicated in the Management Compensation and Benefits Committee Report above, return on average assets (ROA) is an important factor for determining First Virginia's performance and for determining short-term and long-term compensation for First Virginia's executive officers. The following chart compares First Virginia's ROA during the period 1994-1998 with the KBW Southern Regional Peer Group and with a local peer group consisting of Riggs National Corporation, F&M National Corporation, Mercantile Bankshares Corporation, First Tennessee National Corporation, First American Corporation of Tennessee and Centura Banks, Inc. As noted in the Management Compensation and Benefits Committee Report, the Compensation Committee compared First Virginia's ROA with both these groups as part of their evaluation of executive compensation.


                     COMPARISON OF RETURN ON AVERAGE ASSETS
                  First Virginia Banks, Inc., Southern Regional
                              and Local Peer Groups

                                               Southern
                       First Virginia          Regional             Local
                       Banks, Inc.             Peer Group           Peer Group
                       --------------          ----------           ----------
         1994          1.58                    1.24                 1.25

         1995          1.41                    1.23                 1.47

         1996          1.43                    1.27                 1.40

         1997          1.44                    1.30                 1.35

         1998          1.40                    1.22                 1.34

                          TRANSACTIONS WITH MANAGEMENT

       During the past year, certain of the directors and officers of First Virginia and their associates had loans outstanding from First Virginia's banking subsidiaries. Each of these loans was made in the ordinary course of the lending bank's business. In some cases, where officers of First Virginia or its subsidiaries had to be relocated, residential mortgage loans were made by First Virginia at favorable interest rates. During 1995, First Virginia made a below market rate residential mortgage loan in the amount of $400,000 at 7-5/8% to Raymond E. Brann, Jr., Executive Vice President of First Virginia, as an inducement for him to relocate to Northern Virginia. The interest benefit to him of that loan is included in the Summary Compensation Table. However, none of the other named executive officers had any other below market rate loans from First Virginia and none of them had any loans from any of First Virginia's banking subsidiaries at favorable interest rates. All other loans have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1998, the aggregate amount of loans outstanding to all directors and executive officers of First Virginia and associates and members of their immediate families was approximately $27,206,000.

                     II. APPOINTMENT OF INDEPENDENT AUDITORS

       On February 24, 1999, First Virginia's Audit Committee approved, and First Virginia's Board of Directors ratified, the appointment of the accounting firm KPMG LLP as independent accountants for the year ending December 31, 1999 to replace Ernst & Young LLP ("E & Y"), who were dismissed as the independent accountants effective with such appointment.

       The reports of E & Y on First Virginia's consolidated financial statements for the years ending December 31, 1998 and 1997 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of First Virginia's consolidated financial statements for the two years ended December 31, 1998 and through February 24, 1999, there have been no disagreements between First Virginia and E & Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of E & Y, would have caused them to make reference thereto in their report on the financial statements for such years. In addition, there were no reportable events (as defined in SEC Regulation S-K, Item 304(a)(1)(v)) during the two years ending December 31, 1998 and through February 24, 1999.

       At the meeting, a vote will be taken on a proposal to ratify the appointment by the Board of Directors of KPMG LLP as independent auditors for the year ending December 31, 1999. Ratification will require the affirmative vote of the holders of a majority of shares of Common and Preferred Stock present or represented by properly executed and delivered proxies at the meeting provided a quorum is present and a majority of the outstanding shares of Common and Preferred Stock vote on the matter. Abstentions and broker nonvotes will be included in determining the number of votes present or represented at the meeting with respect to determining the quorum vote for ratification. Broker nonvotes will not be included among those that vote on the matter. Representatives of KPMG LLP, but not E & Y, are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999.

                              STOCKHOLDER PROPOSALS

       Any stockholder proposal intended to be presented at the next Annual Meeting in 2000 and included in First Virginia's Proxy Statement in 2000 must be received by First Virginia no later than November 10, 1999. Upon receipt of any such proposal, First Virginia will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies.

       Under First Virginia's Bylaws, in order for a stockholder to nominate a candidate for director, written notice of the nomination must be given to First Virginia in advance of the meeting. Ordinarily, such notice must be given not less than 90 nor more than 120 days before the meeting. However, if First Virginia gives less than 70 days notice or prior public disclosure of the meeting, then the stockholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made. The notice must include, among other things, (1) the name and record address of, and the class and amount of voting securities of First Virginia owned by, the stockholder proponent, (ii) the name, age, address and occupation of, and the class and amount of voting securities of First Virginia owned by, the nominee, and (iii) all information that would be required under Securities and Exchange Commission rules in a proxy statement soliciting proxies for such nominee.

       In order for a stockholder to bring other business before an annual meeting of stockholders, written notice must be given to First Virginia within the same time limits described above for the nomination of a candidate for director. The notice must include, among other things, (i) the name and record address of, and the class and amount of voting securities of First Virginia owned by, the stockholder proponent and any other stockholder known to be supporting such proposal, (ii) a brief description of the proposed business, the reasons for conducting such business at the annual meeting, and (iii) any financial or other interest of the stockholder in such proposal. These advance notice requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in First Virginia's Proxy Statement. In each case, the notice must be given to the Secretary of First Virginia at its principal executive offices, 6400 Arlington Boulevard, Falls Church, Virginia 22042-2336.

       The foregoing summary of certain provisions of First Virginia's Bylaws is not intended to be complete and is qualified in its entirety by reference to the Bylaws of First Virginia, copies of which will be furnished without charge to any stockholder upon written request to the Secretary.


                                  OTHER MATTERS

       Management does not know of any other business to be presented to the meeting except for matters incident to the conduct of the meeting. The persons named in the accompanying proxy will vote in accordance with the specifications on the proxy form and will vote in accordance with their best judgment on any other matters which properly come before the meeting.

       The cost of soliciting proxies will be borne by First Virginia. In addition to solicitation by mail, proxies may be solicited in person, by telephone or telegraph, or by directors, officers and employees of First Virginia. In addition, First Virginia has engaged Morrow & Co., Inc. to aid in the distribution of proxy materials and to solicit proxies from brokers, nominees, and security-holding companies for a fee of $5,000 plus out-of-pocket expenses. First Virginia does not expect to pay any other compensation for the solicitation of proxies, but will pay brokers, nominees, fiduciaries, and other custodians their reasonable expenses for sending proxy material to principals and obtaining their instructions.

       A copy of First Virginia's Annual Report for 1998, including financial statements, is being mailed with this Proxy Statement to all stockholders of record. The Annual Report is not to be regarded as proxy soliciting material.

       FIRST VIRGINIA WILL PROVIDE WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING, A COPY OF ITS ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, ON FORM 10-K, WHICH REPORT WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR BEFORE MARCH 31, 1999. STOCKHOLDERS OF RECORD ON FEBRUARY 22, 1999, AND BENEFICIAL OWNERS OF SUCH SECURITIES SHOULD SUBMIT REQUESTS FOR SUCH REPORT TO THOMAS P. JENNINGS, SECRETARY, 6400 ARLINGTON BOULEVARD, FALLS CHURCH, VIRGINIA 22042-2336.

                                 REVOCABLE PROXY
                           FIRST VIRGINIA BANKS, INC.

X     PLEASE MARK VOTES
      AS IN THIS EXAMPLE

Proxy for Annual Meeting of Stockholders
                 Friday, April 30, 1999


SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Elsie C. Gruver, John B. Melvin and W. Lee Phillips, Jr., and each of them, proxies with full power to vote all of the stock of FIRST VIRGINIA BANKS, INC., which the undersigned has the power to vote at the Annual Meeting of Stockholders to be held Friday, April 30, 1999, at 6400 Arlington Boulevard, Falls Church, Virginia, in the Fifth Floor Auditorium at 10:00 a.m., local time, and any adjournment thereof, in accordance with instructions noted below, and at their discretion, upon any other business not now known which properly may come before the said meeting, all as more fully set forth in the accompanying proxy statement, receipt of which is acknowledged.

                                                 With-         For All
1.    ELECTION OF DIRECTORS        For           hold          Except
                                   (  )          (  )          (  )


C     Class C (for a term of 3 years):
O           Paul H. Geithner, Jr.
M           L. H. Ginn, III
M           Edward M. Holland
O           Lynda S. Vickers-Smith
N

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

-------------------------------------------------------------------------

                                   For         Against    Abstain
2.    PROPOSAL TO RATIFY           (  )         (  )       (  )
      THE APPOINTMENT OF
      KPMG LLP as
      independent auditors
      for the year 1999.


Please be sure to sign and date
this Proxy in the box below.      Date

Stockholder sign above.           Co-holder (if any) sign above.
-------------------------------------------------------------------------
Detach above card, sign, date and mail in postage paid envelope provided.

                           FIRST VIRGINIA BANKS, INC.

       If no choice is indicated above, this proxy shall be deemed to grant authority to vote FOR the election of director nominees and to vote FOR the proposals. The stockholder's signature should be exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                               PLEASE ACT PROMPTLY
                                SIGN, DATE & MAIL
                              YOUR PROXY CARD TODAY

                                 REVOCABLE PROXY
                           FIRST VIRGINIA BANKS, INC.

X     PLEASE MARK VOTES
      AS IN THIS EXAMPLE

Proxy for Annual Meeting of Stockholders
                 Friday, April 30, 1999

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Elsie C. Gruver, John B. Melvin and W. Lee Phillips, Jr., and each of them, proxies with full power to vote all of the stock of FIRST VIRGINIA BANKS, INC., which the undersigned has the power to vote at the Annual Meeting of Stockholders to be held Friday, April 30, 1999, at 6400 Arlington Boulevard, Falls Church, Virginia, in the Fifth Floor Auditorium at 10:00 a.m., local time, and any adjournment thereof, in accordance with instructions noted below, and at their discretion, upon any other business not now known which properly may come before the said meeting, all as more fully set forth in the accompanying proxy statement, receipt of which is acknowledged.

                                              With-    For All
1.    ELECTION OF DIRECTORS        For        hold     Except
                                   (  )       (  )     (  )


P       Class C (for a term of 3 years):
R             Paul H. Geithner, Jr.
E             L. H. Ginn, III
F             Edward M. Holland
E             Lynda S. Vickers-Smith
R
R
E
D

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

-------------------------------------------------------------------------
                                   For      Against     Abstain
2.    PROPOSAL TO RATIFY           (  )       (  )        (  )
      THE APPOINTMENT
      OF KPMG LLP as
      independent auditors
      for the year 1999.

Please be sure to sign and date
this Proxy in the box below.          Date

Stockholder sign above.       Co-holder (if any) sign above.

-------------------------------------------------------------------------
Detach above card, sign, date and mail in postage paid envelope provided.

                           FIRST VIRGINIA BANKS, INC.

       If no choice is indicated above, this proxy shall be deemed to grant authority to vote FOR the election of director nominees and to vote FOR the proposals. The stockholder's signature should be exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                               PLEASE ACT PROMPTLY
                                SIGN, DATE & MAIL
                              YOUR PROXY CARD TODAY